EXHIBIT 10.13

DATED

ACTTVCARD CORP

- and -

ASPACE SOLUTIONS LIMITED

DEBENTURE

DEBENTURE

DATE

PARTIES

(1)	ASPACE SOLUTIONS LIMITED (registered in England under company number 3970100) the registered office of which is at Eagle House, 110 Jermyn Street, London SW1Y 6RH (the “Borrower”); and

(2)	ACTIVCARD CORP (registered in Delaware, USA) the registered office of which is at 6623 Dumbarton Circle, Fremont, California 94555, USA (the “Lender”).

RECITALS

The Borrower has agreed to enter into this Debenture for the purpose of providing security to the Lender for the Secured Liabilities.

IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Debenture the following expressions have the following meanings, unless the context otherwise requires:

“Accounts”

means, in the case of the Borrower, the latest annual audited profit and loss account and audited balance sheet of the Borrower available from time to time;

“Asset Insurance”

means the insurances referred to in Clause 12.10.1 (Property and Asset Insurance) in respect of assets other than the Property;

“Authorities”

means all national and local governments, government departments, supranational bodies, local or public authorities, statutory undertakings, states or agencies;

“Book Debts”

means:

(a)	all book and other debts in existence from time to time (including, without limitation, any sums whatsoever owed by banks or similar institutions), both present and future, due, owing to or which may become due, owing to or purchased or otherwise acquired by the Borrower; and

(b)	the benefit of all rights whatsoever relating to the debts referred to above including, without limitation, any related agreements, documents, rights and remedies (including, without limitation, negotiable or non-negotiable instruments, guarantees, indemnities, legal and equitable charges, reservation of proprietary rights, rights of tracing, unpaid vendor’s liens and all similar connected or related rights and assets);

“Book Debts Account”

means such separate and denominated account or accounts with the Lender or such bank as may be specified in writing by the Lender for the purpose of receiving payments of the proceeds of realisation and collection of Book Debts;

“Business Day”

means any day other than a Saturday, a Sunday, or public holiday in any part of the United Kingdom or the United. States of America;

“Business Operator”

means a person carrying out any business, process or other. undertaking (whether currently operated by or under the control or with the consent of the Borrower, or otherwise) whether at the Property or elsewhere;

“Charged Property”

means the whole or any part of the property, assets, income and undertaking of the Borrower from time to time mortgaged, charged or assigned to the Lender pursuant to this Debenture;

“Company”

means any person of whose share capital the Shares form all or any part;

“Contracts”

means all the Borrower’s rights, title, interest and benefit in and to any contract in respect of the whole or any part of the Charged Property to which the Borrower is a party;

“Convertible Loan Agreement”

means the secured convertible loan agreement of even date between the Borrower and the Lender

“Costs”

means all reasonable costs, charges or expenses of whatsoever nature (including, without limitation, legal fees) including, without limitation, disbursements and any Value Added Tax to be charged on such costs, charges, expenses and disbursements;

“Default Rate”

means, on any day, the rate of 5 per cent per annum above Barclays Bank Plc’s base rate;

“Derivative Assets”

means all stocks, shares, warrants or other securities, rights, dividends, interest or other property (whether of a capital or income nature) accruing, offered, issued, or deriving at any time by way of dividend, bonus, redemption, exchange, purchase, substitution, conversion, consolidation, subdivision, preference, option or otherwise attributable to any of the Shares or any Derivative Assets previously described;

“Environment”

means all of the air, water and land including air within buildings and other natural or man-made structures above or below ground;

“Environmental Authorisations”

means all permits, licences, consents or other authorisations or approvals required at any time under any Environmental Legislation for the operation of any Business Operator and the occupation or use of the Property by any person;

“Environmental Claim”

means any claim, notice of violation, prosecution, demand, action, official warning, abatement or other order (conditional or otherwise) relating to Environmental Matters and any notification or order requiring compliance with the terms of any Environmental Authorisation or Environmental Legislation;

“Environmental Legislation”

means all applicable statutes, statutory instruments, common law, treaties, regulations, directives, codes of conduct, circulars, guidance notes, orders, notices, demands and other measures imposed by any Authority to which the Borrower or any Business Operator or the Property is or has been or may be or may have been subject which relate to the pollution or protection of the

Environment or the protection of the health of any living organism or the protection of public health or welfare;

“Environmental Matters”

means:

(a)	the generation, deposit, disposal, keeping, treatment, transportation, transmission, handling, importation, exportation, processing, collection, sorting, presence or manufacture of any waste (as defined in the Environmental Protection Act 1990) or of any Relevant Substance;

(b)	public or private nuisance, noise, defective premises or health and safety at work;

(c)	the carrying out of any development (as defined in section 55(l) Town and Country Planning Act 1990); and

(d)	any act, default or phenomenon which is capable of causing harm to human health or welfare or harm to any other living organism or of damaging the Environment;

“Event of Default”

means any of those events or circumstances set out in Clause 14.1 (Events of Default);

“Exchange Rate”

means the prevailing spot rate of exchange of the Lender (as conclusively determined by the Lender) at or around 11 a.m. on the date on which any conversion of currency is to be effected pursuant to this Debenture;

“Existing Property”

means all estates and other interests in any freehold, leasehold or other immovable property (including, without limitation, all Fixtures on such property) which are the property of the Borrower at the date of this Debenture, all proceeds of sale derived from such property and the benefit of all covenants to which the Borrower is entitled in respect of such property;

“Fixtures”

means all assets of whatsoever nature, apart from land and buildings, forming part of any freehold or leasehold property owned by the Borrower and deemed by law to be immovable property other than tenant’s fixtures;

“Future Plant and Machinery”

means all plant and machinery, equipment, fittings, installations, apparatus, tools, motor vehicles and all other such assets (other than Fixtures) whatsoever, wherever situate, which become the property of the Borrower after the date of this Debenture;

“Future Property”

means all estates and other interests in any freehold, leasehold or other immovable property (including, without limitation, all Fixtures on such property) which become the property of the Borrower after the date of this Debenture, all proceeds of sale derived from such property and the benefit of all covenants to which the Borrower is entitled in respect of such property;

“Future Shares”

means all shares and other securities issued to the Borrower as a result of its ownership of the Shares;

“Indebtedness”

means any obligation of any person from time to time (present or future, actual or contingent, as principal or surety or otherwise) for the payment or repayment of money including, but not limited to:

(a) under acceptances, bills, bonds, debentures, notes or similar instruments;

(b) under guarantees, indemnities or other assurances against financial loss;

(c) in respect of the purchase, hire or lease of any asset or services; and

indebtedness of other persons secured by or benefitting from any Security Interest on the property of that person;

“Insolvency Act”

means the Insolvency Act 1986;

“Intellectual Property”,

means all subsisting patents and subsisting rights of a similar nature held in any part of the world, applications for patents and such rights, divisions and continuations of such applications for patents, registered and unregistered trade marks, registered and unregistered service marks, registered designs, utility models (in each case for their full period and all extensions renewals of them), applications for any of them and the right to apply for any of them in any part of the world, inventions, confidential information, Know-how, business names, trade names, brand names, copyright (including relating to the source code and object code of software programs) and rights in the nature of copyright, design rights and get-up and any similar rights existing in any country; and the benefit (subject to the burden) of any and all agreements, arrangements and licences in connection with any of the foregoing;

“Know-how”

means all the body of knowledge, technical experience, expertise and skills, technical processes, secret processes, formulae and technical information held by the Borrower and relating to its business, which is not in the public domain;

“LPA”

means the Law of Property Act 1925;

“Material Adverse Effect”

means, in relation to any person, a material adverse effect on any one or more of that person’s:

(a) financial condition;

(b) business; and

(c) ability to comply with any obligations under this Debenture;

“Material Environmental Effect”

means any effect on the Environment which is, or is reasonably likely in the opinion of the Lender, in its sole discretion, to have a material adverse effect on:

(a) the financial condition of the Borrower; or

(b) the ability of the Borrower to perform its obligations under or otherwise comply with the terms of this Debenture; or

(c) the value or marketability of the Property;

“Nominees”

means the Lender, its agents, nominees and any other person holding the Shares and the Derivative Assets on behalf of the Lender from time to time;

“Occupational Leases”

means all leasehold interests and other occupational rights whatsoever (including, without limitation, all licences and agreements for leases) in existence from time to time relating to the whole or any part of the Property, the immediate-reversion to which is vested in the Borrower;

“Original Accounts”

means the statutory accounts for the Borrower’s financial period ended 31 March 2003;

“Permitted Security Interest”

means:

(a) the security constituted by this Debenture; and

(b) liens arising by operation of law in the ordinary course of business;

“Planning Acts”

means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning and Compensation Act 1991, the Local

Government Planning and Land Act 1980 and the Ancient Monuments and Archaeological Areas Act 1979;

“Plant and Machinery”

means all plant and machinery, equipment, fittings, installations and apparatus, tools, motor vehicles and all other such assets (other than Fixtures) whatsoever, wherever situate, which are the property of the Borrower at the date of this Debenture;

“Property”

means the Existing Property and the Future Property;

“Property Insurance”

means the insurance referred to in Clause 12.10.1 (Property and Asset Insurance) in respect of the Property;

“Receiver”

means any receiver appointed pursuant to this Debenture;

“Relevant Jurisdiction”

in respect of any person means the jurisdiction in which such person is incorporated or, if different, has its principal place of business;

“Relevant Substance”

means all substances which are defined or regulated as toxic, hazardous, flammable, highly reactive and explosive, or any of these, pursuant to any Environmental Legislation (whether in a solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) and all radioactive, electrical or electromagnetic emissions which are capable of causing harm to human health or welfare or harm to any other living organism or of damaging the Environment;

“Rights”

means all the Borrower’s rights, title and interest from time to time in any lease, licence or occupational right whatsoever together with the entire benefit of all the Borrower’s rights, title and interest from time to time in any renewal of, replacement of or variation to any such lease, licence or occupational right (including, without limitation, all its rights, title and interest in any Occupational Lease, agreement for any Occupational Lease and any associated agreements which may be granted by the Borrower or any person deriving title from the Borrower from time to time over or in respect of the whole or any part of the Property and any other properties (freehold or leasehold) in which the Borrower has an interest);

“Secured Liabilities”

means all moneys, debts and liabilities (including pursuant to the Convertible Loan Agreement) from time to time due, owing or incurred by the Borrower to the Lender on any current or other account whatsoever or otherwise in any manner whatsoever, in each case:

(a)	whether present or future;

(b)	whether alone or jointly with any other person;

(c)	whether actual or contingent;

(d)	whether as principal or as surety;

(e)	in whatsoever name, firm or style;

(f)	in whatsoever currency denominated; or

(g)	otherwise;

including, without limitation, all liabilities in connection with foreign exchange transactions, accepting, endorsing or discounting notes or bills, under bonds, guarantees, indemnities, documentary or other credits or any instruments from time to time entered into by the Lender for or at the request of the Borrower together with interest to the date of payment at such rates and upon such terms as may from time to time be agreed and all commission, fees, costs and other charges (including, without limitation, legal fees) on a full indemnity basis;

“Security Interest”

means any mortgage, charge, assignment, pledge, lien, right of set-off, hypothecation, encumbrance, priority or other security interest (whether fixed or floating) including, without limitation, any “hold-back” or “flawed asset” arrangement together with any preferential right, retention of title, deferred purchase, leasing, sale or purchase, sale and leaseback arrangement, trust agreement, declaration of trust, trust arising by operation of law, any option or agreement for any of the same or any arrangement which has substantially the same commercial or substantive effect as the creation of security;

“Shares”

means all stocks, shares and other securities:

(a)	for which the stock or share certificates or other documents of title have been deposited by the Borrower with the Lender or its Nominees or which are held to the order of the Lender; or

(b)	represented by any stock or share certificates or other documents of title from time to time in the future deposited by the Borrower with the Lender or its Nominees or held to the order of the Lender or belonging to the Borrower and received by the Lender or its Nominees after the execution of this Debenture;

in each case whether held in the United Kingdom or elsewhere and irrespective of whether in any such case the deposit was made or the certificates or other documents were received by the Lender or its Nominees for the purposes of creating security, safe custody, collection or otherwise;

“Subsidiary”

bears the same meaning as that contained in Section 736 of the Companies Act 1985 (Definition of “subsidiary”); and

“Taxes”

means all present and future taxes, levies, duties, charges, assessments, deductions or withholdings whatsoever, including any interest thereon, and any penalties and fines with respect thereto, wherever imposed, levied, collected or withheld pursuant to any regulation having the force of law and “Taxation” shall be construed accordingly.

1.2	Interpretation

1.2.1	In this Debenture:

(a)	the Contents page and clause headings are included for convenience only and do not affect the construction of this Debenture;

(b)	words denoting the singular include the plural and vice versa;

(c)	words denoting one gender include each gender and all genders.

1.2.2	In this Debenture, unless the context otherwise requires, references to:

(a)	persons include references to natural persons, firms, partnerships, companies, corporations, associations, organisations and trusts (in each case whether or not having a separate legal personality);

(b)	documents, instruments and agreements (including, without limitation, this Debenture and any document referred to in this Debenture) are references to such documents, instruments and agreements as modified, amended, varied, supplemented or novated from time to time;

(c)	receivers are references to receivers of whatsoever nature including, without limitation, receivers and managers and administrative receivers;

(d)	the terms the “Lender” and the “Receiver” include, where the context so admits, references to any delegate of any such person;

(e)	a party to this Debenture include references to its successors, transferees and assigns;

(f)	Recitals, Clauses and Schedules are references to recitals to this Debenture, clauses of this Debenture and schedules to this Debenture;

(g)	unless otherwise expressly provided, references to paragraphs are references to paragraphs of the Schedule in which the references appear;

(h)

statutory provisions (where the context so admits and unless otherwise expressly provided) are construed as references to those provisions as respectively amended, consolidated, extended or re-enacted from time to time, and to any orders regulations instruments or other subordinate legislation made under the relevant statute; and

(i)	a time of day is a reference to London time.

1.3	Incorporation of Schedule

The Schedule to this Debenture forms part of this Debenture.

1.4	Conditions

The provisions of this Agreement (other than Clauses 29 to 34 which shall take immediate effect) shall be conditional upon the Acquisition Agreement of even date between the Lender, Orla Macallister and Una Gilmore as the administrators of the Estate of Paul Gilmore, Alan Bates, Rick Peel, EFG Reads Trustees Limited, John Merchant, Corbett Keeling Limited and Gary Rimmer relating to a purchase of shares in the Company by the Lender being completed in all respects by no later than 1 August 2003.

2.	COVENANT TO PAY

The Borrower shall on demand pay to the Lender or discharge, as the case may be, all the Secured Liabilities when the Secured Liabilities become due.

3.	INTEREST

The Borrower shall pay to the Lender interest on the Secured Liabilities (after as well as before any demand made or judgment obtained or the liquidation or administration of the Borrower) at the rate of 6 per cent. per annum upon such days as the Lender may from time to time determine and such interest shall be compounded in the event of it not being punctually paid with quarterly rests.

4.	SECURITY

By way of continuing security in favour of the Lender for the payment and discharge of the Secured Liabilities, the Borrower with fall title guarantee hereby charges to the Lender or assigns to the Lender (as the case may be) the property set out below in the manner set out below (The assignment set out below is an absolute assignment for the purposes of Section 136 of the LPA (Legal assignments of things in action) and is not made by way of charge only):

4.1	Existing Property and the Future Property

By way of first fixed charge:

4.1.1	the Existing Property the Future Property; and

4.1.2	all Rights relating to the Existing Property and the Future Property.

4.2	Contracts

By way of absolute legal assignment, the Contracts.

4.3	Book Debts

By way of first fixed charge, the Book Debts.

4.4	Intellectual Property

By way of first fixed charge, all the Intellectual Property owned, possessed or controlled by the Borrower.

4.5	Plant and Machinery

By way of first fixed charge, the Plant and Machinery.

4.6	Future Plant and Machinery

By way of first fixed charge, the Future Plant and Machinery.

4.7	Shares and Derivative Assets

Byway of first fixed charge, the Shares and Derivative Assets.

4.8	Goodwill

By way of first fixed charge, all the goodwill and uncalled capital for the time being of the Borrower.

4.9	Floating charge

By way of first floating charge, all the undertaking and assets of the Borrower whatsoever, wherever situate, whether movable, immovable, present or future (including, without Limitation, its uncalled capital for the time being and all the undertaking and assets of the Borrower referred to above which are, for any reason, not validly charged or assigned, pursuant to Clauses 4.1 (Existing Property and the Future Property) to 4.8 (Goodwill) (inclusive) of this Debenture).

5.	CONVERSION OF FLOATING CHARGE

5.1	Conversion by notice

The Lender may by notice to the Borrower convert the floating charge contained in this Debenture into a fixed charge as regards such Charged Property as the Lender may specify (whether generally or specifically) in that notice (i) if it considers that it would be desirable to do so in order to protect, preserve or supplement the charges over the Charged Property or the priority of those charges; or (ii) on, or at any time following, the occurrence of an Event of Default (whether or not the Event of Default is continuing at the relevant time), or both.

5.2	Automatic conversion

If, without the prior written consent of the Lender, the Borrower creates any Security Interest over any of the Charged Property not expressed to be subject to a fixed charge under this Debenture, or attempts to do so, or if any person levies or attempts to levy any distress, attachment, execution or other legal process against any of such Charged Property, the floating charge created by this Debenture over the Charged Property the subject of such Security Interest or process will automatically, without notice, be converted into a fixed charge as soon as such event occurs.

6.	FURTHER ASSURANCE

The Borrower shall:

6.1	forthwith, at any time if so required by the Lender, at its own expense execute and deliver to the Lender such further legal or other mortgages, charges, assignments, securities, authorities and documents as the Lender may in its reasonable discretion require of the whole or such part of the Charged Property as the Lender may specify, in such form, as the Lender may in its discretion require, to secure the payment or discharge of the Secured Liabilities, including, without limitation, in order to vest the whole or such part of the Charged Property in the Lender, the nominee of the Lender or in any purchaser from the Lender or the Receiver;

6.2	pending the execution and delivery of any such assignments, hold such Charged Property upon trust for the Lender subject to the provisions of this Debenture; and

6.3	pending the execution and delivery of any such mortgages, charges, or other security, hold such Charged Property subject to the provisions of this Debenture.

7.	DEPOSIT OF DOCUMENTS AND TITLE DEEDS

7.1	The Borrower shall deposit with the Lender (and the Lender during the continuance of this security may hold and retain):

7.1.1	all deeds and documents of title relating to the Existing Property and the Future Property including, without limitation, all Occupational Leases;

7.1.2	all stock or share certificates or other documents of title to or representing the Shares and the Derivative Assets together with such duly executed transfers or assignments with the name of the transferee, date and consideration left blank as the Lender may require;

7.1.3	all such deeds and documents of title (if any) relating to the Book Debts as the Lender may from time to time specify; and

7.1.4	copies of all the Contracts certified to be true copies by one director of or solicitor acting for the Borrower.

7.2	The Borrower shall:

7.2.1	after the occurrence of an Event of Default procure the registration in the books of the Company of the transfer of the Shares and the Derivative Assets to the Lender (or the Nominees as the Lender may require), the entry of Lender (or the Nominees as the Lender may require) in the register of members of the Company as the holder or holders of the Shares and the Derivative Assets, and the issue of new share certificates in respect of the Shares and the Derivative Assets to the Lender (or the Nominees as the Lender may require); and

7.2.2	upon the accrual, offer, issue or receipt of any Derivative Assets deliver or pay to the Lender or procure the delivery or payment to the Lender of all such Derivative Assets or the stock or share certificates or other documents of title to or representing them together with such duly executed transfers or assignments with the name of the transferee, date and consideration left blank as the Lender may require.

8.	NEGATIVE PLEDGE

The Borrower shall not:

8.1	create, purport to create or allow to subsist, any Security Interest over the whole or any part of the Charged Property except for any Permitted Security Interest;

8.2	convey, assign, transfer, or agree to convey, assign or transfer the whole or any part of the Charged Property;

8.3	permit or agree to any variation of the rights attaching to the whole or any part of the Charged Property;

8.4	do, cause or permit to be done anything which may in the opinion of the Lender, in any way depreciate, jeopardise or otherwise prejudice the value to the Lender (whether monetary or otherwise) of the whole or any part of the Charged Property; or

8.5	release, exchange, compound, set off, grant time or indulgence in respect of, or in any other manner deal with, all or any of the Book Debts save as expressly provided in this Debenture.

9.	THE BOOK DEBTS ACCOUNT

Until all the security constituted by this Debenture is discharged the Borrower shall:

9.1

collect and realise all Book Debts in the ordinary course of its business. For the avoidance of doubt, it is hereby declared that for the purposes of this Debenture, the ordinary course of business of the Borrower does not include or extend to the selling, assigning or in any other way factoring or discounting any Book Debts. The Borrower shall hold the proceeds of such collection and realisation of the Book Debts upon trust for the Lender pending payment of such proceeds into the Book Debts Account;

9.2	if the Lender so requires, pay the proceeds of such collection and realisation into the Book Debts Account;

9.3	not except with the prior written consent of the Lender, withdraw from the Book Debts Account all or any monies standing to the credit of the Book Debts Account; and

9.4	if called upon so to do by the Lender execute a legal assignment of the Book Debts to the Lender in such terms as the Lender may in its discretion require, give such notice of that legal assignment to the debtors from whom the Book Debts are due, owing or incurred and take any such other step as the Lender may in its discretion require to perfect such legal assignment.

10.	DIVIDENDS, VOTING RIGHTS AND NOMINEES

10.1	Dividends and voting rights

For so long as no Event of Default has occurred, the Borrower may:

10.1.1	subject to Clause 7.2.2 (Deposit of Documents and Title Deeds), receive and retain all dividends, interest and other income deriving from and received by it in respect of the Shares and the Derivative Assets; and

10.1.2	exercise all voting and other rights and powers attached to the Shares and the Derivative Assets PROVIDED THAT such exercise does not adversely affect the Shares and the Derivative Assets and is not otherwise inconsistent with the Debenture and PROVIDED FURTHER THAT the Borrower shall:

(a)	give the Lender at least five Business Day’s written notice of the manner in which it intends to exercise, or its reasons for abstaining from exercising, such right; and

(b)	not exercise any right or power if, in the Lender’s absolute discretion, such action would adversely affect the value of the Shares and the Derivative Assets or if such action would be inconsistent with this Debenture.

10.2	Trustee powers

The Lender may at its discretion (in the name of the Borrower or otherwise, subject to Clause 10.1 (Dividends and voting rights), after the occurrence of an Event of Default and without any consent or authority on the part of the Borrower) exercise all the powers given to trustees by Section 10(3) and (4) of the Trustee Act 1925 (as amended by Section 9 of the Trustee Investments Act 1961) in respect of those Shares and the Derivative Assets subject to a trust.

10.3	Lender’s powers of enforcement over Shares and the Derivative Assets

10.3.1	Following the occurrence, of an Event of Default, all dividends, interest and other income forming part of the Shares and the Derivative Assets shall, unless otherwise agreed between the Lender and the Borrower, be paid without any set-off or deduction whatsoever to an interest bearing suspense account in the name of the Lender and shall be retained by the Lender until applied as hereinafter provided as part of the Shares and the Derivative Assets and any such monies which may be received by the Borrower shall, pending such payment, be held in trust for the Lender.

10.3.2	The Lender shall not have any duty as to any Shares and Derivative Assets and shall incur no liability for:

(a)	ascertaining or taking action in respect of any calls instalments, conversions, exchanges, maturities, tenders or other matters in relation to any Shares and Derivative Assets or the nature or sufficiency of any payment whether or not the Lender has or is deemed to have knowledge of such matters; or

(b)	taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Shares and Derivative Assets; or

(c)	for any failure to present any interest, coupon or any bond or stock drawn for repayment or for any failure to pay any call or instalment or to accept any offer or to notify the Borrower of any such matter or for any failure to ensure that the correct amounts (if any) are paid or received in respect of the Shares and the Derivative Assets.

10.4	Custody

The Lender shall be entitled to provide for the safe custody by third parties of all stock and share certificates and documents of title deposited with the Lender or Nominees at the expense of the Borrower and shall not be responsible for any loss of or damage to any such certificates or documents.

11.	WARRANTIES

11.1	The Borrower warrants to the Lender that:

11.1.1	Status

it is duly incorporated an validly existing under the laws of its Relevant Jurisdiction and is fully qualified and empowered to own its assets and carry out its business;

11.1.2	Powers

it has power to enter this Debenture is to exercise its rights and perform its obligations hereunder, and has taken all necessary corporate and other action to authorise the execution, delivery and performance and any other documents referred to herein;

11.1.3	Authorisations:

all acts, conditions, authorisations and other things required to be done, fulfilled and Performed by it in order:

(a)	to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in this Debenture;

(b)	to ensure that the obligations expressed to be assumed by it in this Debenture are legal, valid and binding; and

(c)	to make this Debenture admissible in evidence in the Relevant Jurisdiction have been done, fulfilled and performed and are in full force and effect;

11.1.4	No filing

under the laws of the Relevant Jurisdiction in force at the date hereof, it is not necessary that this Debenture be filed, recorded or enrolled with any court or other authority in the Relevant Jurisdiction or that any stamp, registration or similar tax be paid on of in relation to this Debenture (or where it is so required, this Debenture has been so filed, recorded or enrolled or such stamp, registration or other tax has been paid);

11.1.5	Legal validity

the obligations expressed to be assumed by it in this Debenture are legal and valid obligations binding on it in accordance with the terms of this Debenture;

11.1.6	Insolvency

neither it nor any other member of the Group has taken any corporate action nor have any other steps been taken or legal proceedings been started or threatened against it or any other member of the Group for its winding-up, dissolution or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its revenues or assets;

11.1.7	No default

no Event of Default is outstanding or might result from the execution and performance of this Debenture, nor is any other event outstanding which constitutes (or, with the giving of notice, lapse of time, determination of materiality or the fulfillment of any other applicable condition or any combination of the foregoing, might constitute) a default under any document which is binding on it or any other member of the Group, or on any of its revenues or assets or of any other member of the Group, to an extent or in a manner which might have a Material Adverse Effect in relation to it or any other member of the Group;

11.1.8	Non-conflict

it does not require the consent, approval or authority of any other person to enter into or perform its obligations under this Debenture and its entry into and performance of, and the transactions contemplated by, this Debenture will not:

(a)	constitute any breach of, or default under, any contractual, governmental or public obligation binding upon it;

(b)	conflict with its constitutional documents; nor

(c)	result in the creation or imposition of (or enforceability of) any Security Interest over the whole or any part of its undertaking or assets of the Borrower pursuant to the provisions of any agreement or document other than this Debenture;

11.1.9	No deduction

Save as may be required by law, it will not be required to make any deduction or withholding from any payment it may make under this Debenture;

11.1.10	Litigation

no action, arbitration or administrative proceeding of or before any court, tribunal or agency is current, pending or threatened which might, if adversely determined have a Material Adverse Effect in relation to it;

11.1.11	Original Accounts

the Original Accounts were prepared in accordance with accounting principles and practices generally accepted in England and Wales and consistently applied and present fairly and accurately (in conjunction with the notes thereto) the financial condition of it and (if consolidated accounts) each other member of the Group at the date to which they were drawn up and the results of its operations the financial year then ended;

11.1.12	No change from date of Original Accounts

save as disclosed in the Disclosure Letter and the Disclosure Bundle (as those terms arc defined in the Investment Agreement of even date between the Borrower, Steve Keohane, Paul Ryder, Julian Lovelock and the Lender), since publication of the Original Accounts, there has been no material adverse change in the business or financial condition of it or any other member of the Group;

11.1.13	No undisclosed liabilities

save as disclosed in the Disclosure Letter and the Disclosure Bundle (as those terms are defined in the Investment Agreement of even date between the Borrower, Steve Keohane, Paul Ryder, Julian Lovelock and the Lender), as at the date as of which the Original Accounts were prepared neither it nor any other member of the Group had any liabilities (contingent or otherwise) which were not disclosed thereby (or by the notes thereto, or reserved against therein) nor any unrealised or anticipated losses arising from commitments entered into by it or by any other member of the Group which were not so disclosed or reserved against;

11.1.4	No undisclosed Security Interest

save as disclosed to the Lender in the Disclosure Letter and the Disclosure Bundle (as those terms are defined in the Investment Agreement of even date between the Borrower, Steve Keohane, Paul Ryder, Julian Lovelock and the Lender), no Security Interest exists over all or any of the present or future revenues or assets of it or of any other member of the Group;

11.1.15	Future Security Interest

except as contemplated by this Debenture, the execution of this Debenture by it and its exercise of the rights and performance of its obligations hereunder will not result in the existence of or oblige any other member of the Group to create any Security Interest over all or any of its present or future revenues or assets;

11.1.16	Other information

save for the Original Accounts (as to which a representation is made in Clause 11.1.11 (Original Accounts)), all of the written information supplied by or on behalf of the Borrower to the Lender is true and accurate in all material respects;

11.1.17	Other circumstances

it is not aware of any facts or circumstances that have not been disclosed to the Lender which might have a Material Adverse Effect in relation to it;

11.1.18	Ownership of the Charged Property

it is absolutely, solely and beneficially entitled to all the Charged Property as from the date it or any part of it falls to be charged under this Debenture and the rights of the Borrower in respect of the Charged Property are free from any Security Interest of any kind other than a Permitted Security Interest; and

11.1.19	No disposal

it has not sold or agreed to sell or otherwise disposed of, or agreed to dispose of, the benefit of all or any of the Borrower’s right, title and interest in and to the Charged Property.

11.2	The warranties set forth in this Clause are given and made on and as of the date of this Debenture, shall survive the execution of this Debenture and other than the warranty in Clause 11.1.16 (Warranties - Other information) are continuing warranties which are deemed to be repeated during the continuance of the security constituted by this Debenture.

12.	UNDERTAKINGS

The Borrower gives each of the undertakings contained in this Clause to the Lender.

12.1	Duration

The undertakings in this Clause shall remain in force during the continuance of the security constituted by this Debenture.

12.2	To comply with statutes

The Borrower shall comply with all requirements of any Authority, all obligations under any statute and all bylaws and regulations relating to the whole or any part of the Charged Property.

12.3	Business

The Borrower shall carry on its business in a proper and efficient manner and, except with the prior written consent of the Lender, shall not make any alteration in the nature or mode of conduct of such business (whether by acquisition or otherwise).

12.4	Books of account

The Borrower shall:

12.4.1	keep, or cause to be kept, proper books of account relating to the business of the Borrower; and

12.4.2	keep such books of account, and all other documents relating to the affairs of the Borrower, at the Borrower’s registered office.

12.5	To provide information

The Borrower shall furnish to the Lender forthwith on demand by the Lender such information and supply such documents or papers relating to the Charged Property from time to time as the Lender may in its reasonable discretion require.

12.6	Access and information

The Borrower shall:

12.6.1	upon reasonable prior written notice, permit the Lender, its representatives and agents free access at all reasonable times to examine and take copies and extracts from the records, books of account and statutory books of the Borrower;

12.6.2	furnish the Lender with all additional information which the Lender may in its reasonable discretion require in connection with such examination; and

12.6.3	co-operate and comply with all reasonable requests relating to such examination.

12.7	Shares of Subsidiary

The Borrower shall not permit any Subsidiary of the Borrower to issue any shares except to the Borrower itself or to one of its other wholly owned Subsidiaries.

12.8	Notification of Events of Default,

The Borrower shall forthwith notify the Lender in writing of the happening of any Event of Default.

12.9	Property and Asset Insurance

The Borrower shall:

12.9.1

insure and keep insured the Property and all of its undertaking and assets other than the Property with reputable and responsible insurers previously approved by the Lender in such manner and to such extent as is reasonable and customary for an enterprise engaged in the same or a similar business and in the same or similar localities such risks and contingencies as the Lender shall from time to time request; and
12.9.2	effect the Property Insurance and the Asset Insurance and the Borrower shall procure that the interest of the Lender is noted on all policies of Property Insurance and Asset Insurance in such manner as the Lender may in its absolute discretion require;

12.9.3	duly and punctually pay all premiums and any other moneys necessary for maintaining the Property Insurance and the Asset Insurance in fall force and effect;

12.9.4	ensure that every policy of insurance relating to the Property Insurance and the Asset Insurance contains a first loss payee clause and a standard mortgagee clause, whereby such insurance will not be invalidated, vitiated or avoided as against a mortgagee in the event of any misrepresentation, act, neglect or failure to disclose on the part of the insured;

12.9.5	produce to the Lender on request copies of all policies and all receipts for the current premiums with respect to the Property Insurance and the Asset Insurance; and

12.9.6	immediately give notice to the Lender of any occurrence which gives rise, or might give rise, to a claim under any policy of insurance relating to the Property Insurance, the Asset Insurance or both and, except with the prior written consent of the Lender, the Borrower shall not agree to settlement of any such claim.

If the borrower at any time fails to perform any of its obligations contained in this Clause, the Lender may effect or renew such insurance as the Lender thinks fit and the Borrower shall reimburse the Lender for the Costs thereby incurred on demand. Such Costs will bear interest in accordance with Clause 3 (Interest) from the date of payment by the Lender until the date of reimbursement.

12.10	Insurance monies

12.10.1	Any monies received by virtue of any insurance relating to the whole or any part of the Charged Property (whether effected pursuant to this Debenture or otherwise) will be deemed to be part of the Charged Property. The Borrower shall apply all such monies in making good, or in recouping expenditure incurred in making good, any loss or damage or, if the Lender in its discretion so requires, towards discharge of the Secured Liabilities.

12.10.2	The Borrower shall ensure that all such monies as are referred to in Clause 12. 11.1 which are not paid directly by the insurers to the Lender shall be held by the recipient upon trust for the Lender and be applied by the Borrower in accordance with Clause 12.11.1.

12.10.3	This Clause applies whether or not this Debenture has become enforceable.

12.11	To repair

The Borrower shall:

12.11.1	at all times keep in good and substantial repair and condition all the Charged Property including, without limitation, all buildings, erections and structures on and in the Property;

12.11.2	keep all Plant and Machinery and Future Plant and Machinery in good repair, working order and condition and fit for its purpose; and

12.11.3	where it is uneconomic to repair any part of the Charged Property, replace such part by another similar asset of equal or greater quality and value.

12.12	Environment

The Borrower shall:

12.12.1	and shall procure that any Business Operator shall, obtain and maintain in full force and effect all Environmental Authorisations and ensure that the Property, itself and any Business Operator complies with all Environmental Legislation; and

12.12.2	promptly on becoming aware of it inform the Lender of any Environmental Claim which has been made or threatened against the Borrower or any Business Operator or any of the officers of the Borrower or any Business Operator or any occupier of the Property or any requirement of any Authority, Environmental Authorisation or applicable Environmental Legislation to make any investment or expenditure or take or desist from taking any action which might, if substantial, have a Material Environmental Effect.

13.	COSTS AND LENDER’S PERFORMANCE OF COVENANTS

13.1	Costs undertaking

The Borrower shall on demand pay to the. Lender or the Receiver, as the case may be, and discharge all Costs payable by it pursuant to this Debenture on a full and unlimited indemnity basis, together with interest at the Default Rate calculated in accordance with Clause 3 (Interest) from the date the relevant Cost was expended, incurred or suffered (whichever is the earlier) by the Lender or the Receiver, as the case may be, until full discharge of such Cost.

13.2	Lender’s performance of covenants

If the Borrower fails to perform either of the undertaking contained in Clause 12.12 (To repair) or Clause 12.13 (Environment) the Lender may perform any such covenant at the Borrower’s expense and the Borrower shall reimburse the Lender for the Costs of such performance on demand. Nothing in this Debenture shall oblige the Lender to perform any covenant of the Borrower.

14.	DEFAULT

14.1	Events of Default

Each of the following events is an Event of Default:

14.1.1	Non-payment

the Borrower fails to pay in full on the due date any sum due from it under this Debenture in the currency and in the manner specified herein;

14.1.2	Breach of other obligations

the Borrower fails duly to perform or comply with any other obligation expressed to be assumed by it in this Debenture;

14.1.3	Misrepresentation

any warranty or statement made by the Borrower in this Debenture (or in any notice or other document, certificate or statement delivered by it pursuant hereto or in connection herewith) is, or proves to have been, materially incorrect or misleading when made;

14.1.4	Cross-default

any Indebtedness of the Borrower or any other member of the Group is not paid when due, any indebtedness of the Borrower or any other member of the Group is declared to be or otherwise becomes due and payable before its specified maturity, or any creditor or creditors of the Borrower or of any other member of the Group become entitled to declare any Indebtedness of the Borrower or any other member of the Group due and payable before its specified maturity;

14.1.5	Insolvency

the Borrower or any other member of the Group is deemed unable to pay its debts as they fall due, admits its inability to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness, or makes a general assignment for the benefit of, or a composition with, its creditors;

14.1.6	Insolvency proceedings

the Borrower or any other member of the Group takes any corporate action or other steps are taken or legal proceedings are started for its winding-up, dissolution or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its revenues and assets or distress is executed against, or an encumbrancer takes possession of, any part of its revenues or assets;

14.1.7	Repudiation

the Borrower repudiates this Debenture or does or causes to be done any act or thing evidencing an intention to repudiate this Debenture;

14.1.8	Validity of agreement

at any time any act, condition or thing required to be done, fulfilled or performed in order:

(a)	to enable the Borrower lawfully to enter into, exercise its rights under or perform the obligations expressed to be assumed by it in this Debenture;

(b)	to ensure that the obligations expressed to be assumed by the Borrower in this Debenture are legal, valid and binding; or

(c)	to make this Debenture admissible in evidence in its Relevant Jurisdiction is not done, fulfilled or performed within any time available to ensure compliance with the same;

14.1.9	Unlawfulness

at any time it is or becomes unlawful for the Borrower to perform or comply with any or all of its obligations under this Debenture or any of the obligations of the Borrower under this Debenture are not, or cease to be, legal, valid and binding;

14.1.10	Analogous proceedings

there occurs, in relation to the Borrower, any event anywhere which, in the reasonable opinion of the Lender, appears to correspond with any of those mentioned in Clauses 14.1.5 (Insolvency) and 14.1.6 (Insolvency proceedings);

14.1.11	Litigation

any litigation, arbitration, or administrative proceedings are commenced which, in the reasonable opinion of the Lender, if adversely determined might have a Material Adverse Effect in relation to the Borrower; or

14.1.12	Material adverse change

any circumstances arise which give grounds in the reasonable opinion of the Lender for belief that the Borrower may not (or may be unable to) perform, or comply with, its obligations under this Debenture.

14.2	Enforcement

This Debenture will become enforceable on the occurrence of any Event of Default or if the Borrower requests the Lender to appoint a receiver over the whole or any part of its undertaking or assets.

14.3	Consequences of default

On and at any time after the occurrence of an Event of Default, the Lender in its absolute discretion may by written notice to the Borrower;

14.3.1

declare the Secured Liabilities to be immediately due and payable, together with all accrued interest thereon and any other sums then owed by the Borrower under this Debenture and, upon that declaration, such sums shall become immediately due and payable without demand or notice of any kind, all of which are hereby expressly waived by the Borrower; or

14.3.2	declare the Secured Liabilities to be due and payable on demand of the Lender; and/or

14.3.3	declare the security constituted by this Debenture to be enforceable.

15.	STATUTORY POWER OF SALE

15.1	For the purposes of all powers implied by statute, and in particular the power of sale under Section 101 of the LPA (Powers incident to estate or interest in a mortgage), the Secured Liabilities will be deemed to have become due when the security created by this Debenture becomes enforceable and Section 103 of the LPA (Regulation of exercise of power of sale) and Section 93 of the LPA (Restriction on consolidation of mortgages) will not apply.

15.2	The statutory powers of leasing conferred on the Lender are extended so as to authorize the Lender to lease, make arrangements for leases, accept surrender of leases and grant options on such terms and conditions as the Lender may in its discretion think fit. The Lender is not obliged to comply with any of the provisions of Section 99 (Leasing powers of mortgagor and mortgagee in possession) and Section 100 (Powers of mortgagor and mortgagee in possession to accept surrenders of leases) of the LPA.

15.3	Each of the Lender and the Receiver may exercise such person’s statutory power of sale in respect of the whole or any part of the Property.

16.	RECEIVER

16.1	Appointment of Receiver

16.1.1	At any time after the security constituted by this Debenture has become enforceable, whether or not the Lender has entered into or taken possession of the whole or any part of the Charged Property pursuant to this Debenture:

(a)	the Lender may, by writing under the hand of any authorised officer of the Lender, appoint any person to be a receiver of the Charged Property and such person shall, with effect from the date of such appointment, be a “Receiver”;

(b)	the Lender may, from time to time, in similar manner, remove the Receiver and appoint another in his place;,

(c)	the Lender may, either at the time of appointment or at any time thereafter, fix the remuneration of the Receiver;

(d)

the Lender and any Nominee wheresoever situate may, without further notice and without the restrictions contained in Section 103 of the Law of Property Act 1925 (Regulation of exercise of power of sale), exercise in respect of all or any part of the Shares and the Derivative Assets all the powers and rights exercisable by the registered holder of the Shares and the Derivative Assets and all other powers conferred on mortgagees by the Law of Property Act 1925 as varied or extended by this Debenture; and

(e)	the Lender and any Nominee wheresoever situate may apply any dividends, interest or other payments received or receivable by the Lender or by such Nominee in respect of the Shares and the Derivative Assets as if they were proceeds of sale.

None of the restrictions imposed by the LPA in relation to the appointment of receivers, the giving of notice or otherwise shall apply.

16.1.2	The Receiver may from time to time delegate, by power of attorney or otherwise, to any person any of his powers and discretions, whether arising by statute, the provisions of this Debenture or otherwise, upon such terms and for such periods of time as he may in his discretion think fit and may from time to time terminate any such delegation. The Leader shall not be liable to the Borrower for any loss or damage arising from any such delegate’s act, default, neglect or misconduct of any nature whatsoever.

16.2	Powers of Receiver

The Receiver has all the powers to do or abstain from doing anything which the Borrower could do or abstain from doing in relation to the Charged Property including, without limitation the powers conferred by Section 109 of the LPA (Appointment, powers, remuneration and duties of receivers) and, in the case of a Receiver who is an administrative receiver, the powers conferred by Section 29 of the Insolvency Act (Definitions) and Schedule 1 to the Insolvency Act (Powers of administrator or administrative receiver), and in particular the Receiver may:

16.2.1  Carry on business

carry on, manage or concur in carrying on managing the whole or any part of the business of the Borrower as he may in his discretion think fit;

16.2.2	Protection of assets

(a)	manage, insure, repair, decorate, maintain, alter, improve, renew or add to the Charged Property or concur in so doing;

(b)	commence or complete any building operations on the Property;

(c)	apply for and maintain any planning permissions, building regulations, approvals and any other permissions, consents or licences,

in each case as he may in his discretion think fit;

16.2.3	Realisation of assets

sell, exchange, convert into money and realise the Charged Property or concur in so doing by public auction or private contract and generally in such manner and on such terms as he may in his discretion think fit. Without prejudice to the generality of the foregoing, he may do any of these things for any valuable consideration, including, without limitation, cash, shares, stock, debentures or other obligations.

Any such consideration may be payable in a lump sum or by instalments spread over such period as he may in his discretion think fit;

16.2.4	Let, hire or lease

(a)	let, hire or lease (with or without premium) and accept surrenders of leases or tenancies or concur in so doing;

(b)	grant rights, options or easements over and otherwise deal with or dispose of, and exercise all rights, powers and discretions incidental to, the ownership of the Charged Property;

(c)	exchange or concur in exchanging the Charged Property,

in each such case in such manner and generally on such terms as he may in his discretion think fit, with all the powers of an absolute beneficial owner. The Receiver may exercise any such power by effecting such transaction in the name or on behalf of the Borrower or otherwise;

16.2.5  Borrowing

for the purpose of exercising any of the powers, authorities or discretions conferred on him by or pursuant to this Debenture or of defraying any Costs (including, without limitation, his remuneration) which are incurred by him in the exercise of such powers, authorities or discretions or for any other purpose, to raise and borrow money or incur any other liability either unsecured or secured on the Charged Property, either in priority to the security constituted by this Debenture or otherwise, and generally on such terms as he may in his discretion think fit. No person lending such money is to be concerned to enquire as to the propriety or purpose of the exercise of such power or as to the application of any money so raised or borrowed;

16.2.6	Make calls

make, or require the directors of the borrower to make, such calls upon the shareholders of the Borrower in respect of any uncalled capital of the Borrower as the Receiver may in his discretion require and enforce payment of any call so made by action (in the name of the Borrower or the Receiver as the Receiver may in his discretion think fit) or otherwise;

16.2.7	Compromise

(a)	settle or compromise any claim by, adjust any account with, refer to arbitration any dispute with, and deal with any question or demand from, any person who is, or claims to be, a creditor of the Borrower, as he may in his discretion think fit; and

(b)	settle or compromise any claim, adjust any account, refer to arbitration any dispute and deal with any question or demand relating in any way to the Charged Property, as he may in his discretion think fit;

16.2.8	Proceedings

bring, prosecute, enforce, defend and abandon all such actions, suits and proceedings in relation to the Charged Property as he may in his discretion think fit;

16.2.9	Subsidiaries

(a)	promote the formation of any Subsidiary of the Borrower with a view to such Subsidiary purchasing, leasing, licensing or otherwise acquiring an interest in the Charged Property;

(b)	arrange for the purchase, lease, licence or acquisition of an interest in the Charged Property by any such Subsidiary for any valuable consideration, including, without limitation, cash, shares, debentures, loan stock, convertible loan stock or other securities, profits or a sum calculated by reference to profits, turnover, royalties, licence fees or otherwise, whether or not secured on the undertaking or assets of such Subsidiary and whether or not such consideration is payable or receivable in a lump sum or at any time or any number of times by instalments spread over such period, as the Receiver may in his discretion think fit; and

(c)	arrange for such Subsidiary to trade or cease to trade as the Receiver may in his discretion think fit;

16.2.10	Employees

appoint and discharge any manager, officer, agent, professional adviser, employee and any other person, upon such terms as he may in his discretion think fit;

16.2.11	Receipts

give valid receipts for all monies and execute all assurances and things which he may in his discretion think proper or desirable for realizing the Charged Property;

16.2.12	Environment

conduct and complete all investigations, studies, sampling and testing and all remedial, removal and other actions, whether required under Environmental Legislation or by the Lender or otherwise and comply with all lawful orders and directives of all Authorities regarding Environmental Legislation; and

16.2.13	General powers

do all such other, acts and things as the Receiver may in his discretion consider to be incidental or conducive to any of the matters or powers set out in this Debenture or otherwise incidental or conducive to the preservation, improvement or realisation of the Charged Property.

16.3	Receiver as agent of the Borrower

The Receiver is at all times and for all purposes the agent of the Borrower. Subject to the provisions of the Insolvency Act, the Borrower is solely responsible for all the Receiver’s acts, defaults, neglect and misconduct of any nature whatsoever and for his remuneration and Costs, to the exclusion of liability on the part of the Lender.

16.4	No obligation

The Receiver is not obliged to exercise any of the powers set out in this Clause.

16.5	Several power

Where more than one Receiver is appointed, each Receiver has the power to act severally unless the Lender specifies otherwise in the appointment of such Receiver.

16.6	Powers exercisable by the Lender

16.6.1	The Lender may exercise all powers granted to the Receiver by this Debenture, whether as attorney of the Borrower or otherwise.

16.6.2	The powers of the Receiver set out above are in addition to, and without prejudice to, all statutory and other powers of the Lender as provided in Clause 15 (Statutory power of sale) or otherwise and so that, inter alia, such powers are and remain exercisable by the Lender in respect of that part of the Charged Property in respect of which no appointment of a Receiver by the Lender is from time to time subsisting.

16.7	Application of proceeds

The provisions of Sections 99 to 109 inclusive of the LPA are varied and extended to the extent that all monies received by the Receiver be applied in the following order.

16.7.1	in full payment of his remuneration and the Costs of realisation including, without limitation, all Costs of, or incidental to, any exercise of any power referred to in this Debenture, including, without limitation, all outgoings paid by the Receiver;

16.7.2	providing for the matters specified in paragraphs (i) to (iii) inclusive of Section 109 (8) of the LPA (Appointment, powers, remuneration and duties of receiver);

16.7.3	in or towards satisfaction of any debts or other imposts which are by statute made payable in preference to the Secured Liabilities to the extent to which such debts or imposts are made so payable;

16.7.4	if so required by the Lender in its discretion, in or towards satisfaction of the Secured Liabilities; and

16.7.5	to the person entitled to any surplus.

17.	PROTECTION OF THIRD PARTIES

17.1	Any person (including, without limitation, any purchaser, mortgagor or mortgagee) (in this Clause a “purchaser”) dealing with the Lender may assume without inquiry that:

17.1.1	some part of the Secured Liabilities has become due;

I7.1.2	a demand for such Secured Liabilities has been duly made; and

17.1.3	such Secured Liabilities have become due within the meaning of Section 101 of the LPA (Powers incident to estate or interest in a mortgage).

17.2

No purchaser dealing with the Receiver or the Lender is to be concerned to enquire whether any power exercised or purported to be exercised by the Receiver or the Lender has become exercisable, or as to the propriety or regularity of any sale by, or other dealing with, the Receiver or the Lender. Any such sale or dealing is deemed to be within the powers conferred by this Debenture and to be valid and effective accordingly. All the protection to purchasers contained in Section 104 (Conveyance on sale) and Section 107 (Mortgagee’s receipt, discharges etc.) of the LPA and Section 42(3) of the Insolvency Act (Prohibition upon enquiry into administrative receiver’s powers) apply to any purchaser.

18.	NO LIABILITY AS MORTGAGEE IN POSSESSION

18.1	Mortgagee’s liability

Neither the Lender nor the Receiver is:

18.1.1	liable to account as mortgagee in possession in respect of the Charged Property; nor

18.1.2	liable for any loss upon realisation or exercise of any power, authority or right of the Lender or the Receiver arising under this Debenture, nor for any act, default, neglect, or misconduct of any nature whatsoever.

18.2	Possession

If the Lender or the Receiver enters into possession of the Charged Property, such person may at any time go out of possession at the discretion of such person.

19.	REASSIGNMENT

Subject to Clause 22.2 (Avoidance of payments), upon irrevocable discharge in full of the Secured Liabilities the Lender shall reassign to the Borrower all the Borrower’s rights, title, interest and benefit in and to the Contracts.

20.	POWER OF ATTORNEY

20.1	The Borrower irrevocably appoints, by way of security the Lender, each person deriving title from the Lender and the Receiver, jointly and severally to be its attorney (with full power to appoint substitutes and to sub-delegate) for it, in its name, on its behalf and as its act and deed or otherwise to sign or execute any deed or document or do any act or thing which the Borrower is, or may become, obliged to sign, execute or do pursuant to this Debenture or which the Lender, the Receiver or any person deriving title from the Lender or the Receiver may in the discretion of such person think fit in connection with the exercise of any of the powers of such person or the realisation of any security constituted by this Debenture.

20.2	Without prejudice to the generality of the foregoing, the Borrower unconditionally undertakes to the Lender, and separately to the Receiver and to each person deriving title from the Lender or the Receiver, that it shall ratify and confirm anything done or purported to be done by any attorney appointed pursuant to this Clause.

21.	CUMULATIVE AND CONTINUING SECURITY

21.1	This Debenture is a continuing security to the Lender regardless of any intermediate payment or discharge of the whole or any part of the Secured Liabilities and will not be prejudiced or affected by any act, omission or circumstance which, but for this Clause, might affect or diminish its effectiveness.

21.2	The security constituted by this Debenture is in addition to, is not in substitution for, is without prejudice to, and does not merge with, any rights whatsoever which the Lender may have, whether in respect of the Secured Liabilities or otherwise, including, without limitation, any rights arising under any other Security Interest, any bill, note, guarantee, contract or applicable rule of law.

21.3	Any receipt, release or discharge of the security constituted by, or of any liability arising under, this Debenture shall not release or discharge the Borrower from any liability which may exist independently of this Debenture to the Lender.

21.4	Where the security constituted by this Debenture initially takes effect as a collateral or further security to any other Security Interest held by the Lender then, notwithstanding any receipt, release or discharge given in respect of such other Security Interest, this Debenture shall take effect as an independent security for any monies, liabilities or other sums secured by such other Security Interest.

22.	AVOIDANCE OF PAYMENTS

22.1	No assurance, security or payment which may be avoided under the law or subject to an order of the court made under any law relating to bankruptcy, insolvency, administration or winding-up, including, without limitation, the Insolvency Act, and no release, settlement or discharge given or made by the Lender on the faith of any such assurance, security or payment, prejudices or affects the right of the Lender:

22.1.1	to recover any monies from the Borrower (including, without limitation, any monies which it is compelled to refund under Chapter X (Malpractice before and during liquidation; penalisation of companies and company officers; investigations and prosecutions) of the Insolvency Act and any Costs payable by it incurred in connection with such process); or

22.1.2	to enforce the security constituted by this Debenture to the full extent of the Secured Liabilities.

22.2	The Leader may at its discretion retain the security so created as security for the Secured Liabilities for a period of one month plus any statutory period within which any such assurance, security or payment can be avoided or invalidated notwithstanding any release, settlement, discharge or arrangement given or made by the Lender.

22.3

If at any time within the period referred to in Clause 22.2 any person takes any step whatsoever relating to (i) the winding-up or administration of the Borrower; or (ii) any arrangement with the creditors of the Borrower, the Lender may retain the whole or any part of the security constituted by this Debenture for such further period as the

Lender may in its discretion think fit. Such security will be deemed to have been held and remained held by the Lender as security for the payment to the Lender of the Secured Liabilities.

23.	PRIOR CHARGES

23.1	If there subsists any prior Security Interest against the Charged Property and either, any step is taken to exercise any power or remedy conferred by such Security Interest or the Lender or the Receiver exercises any power of sale pursuant to this Debenture, the Lender may redeem such prior Security Interest or procure the transfer of such Security Interest to itself and may settle and pass the accounts of the person entitled to such Security Interest. Any accounts so settled and passed are conclusive and binding on the Borrower.

23.2	The Borrower shall reimburse the Lender for any Costs incurred by the Leader in exercise of its rights under this Clause.

24.	SUSPENSE ACCOUNT

The Lender may, in its discretion credit to any suspense or impersonal account and hold in such account, on such terms as the Lender may in its discretion think fit all monies received, recovered or realised by the Lender pursuant to this Debenture (including, without limitation, the proceeds of any conversion of currency) pending the application from time to time (as the Lender may effect in its discretion) of such monies and accrued interest, if any, in or towards, satisfaction, of the Secured Liabilities.

25.	PAYMENTS AND WITHHOLDING TAXES

The Borrower shall pay and discharge the Secured Liabilities without any set-off, counterclaim, restriction or condition, without regard to any equities between the Borrower and the Lender and free and clear of, and without deduction or withholding for, or on account of, any Taxes, except to the extent that the Borrower is required by law to deduct or withhold any Taxes on any amounts payable under this Debenture.

26.	CURRENCY

26.1	All monies received or held by the Lender or any Receiver in respect of the Secured Liabilities may, from time to time after demand has been made, be converted into such other currency as the Lender in its absolute discretion considers necessary or desirable to cover the obligations and liabilities actual or contingent of the Borrower in that other currency at the Exchange Rate for purchasing that other currency with the existing currency.

26.2	If and to the extent that the Borrower fails to pay the amount due on demand the Lender may in its absolute discretion without notice to the Borrower purchase, at any time thereafter so much of any currency as the Lender considers necessary or desirable to cover the obligations and liabilities of the Borrower in such currency hereby secured at the Exchange Rate for purchasing such currency with sterling and the Borrower hereby agrees to indemnify the Lender against the full sterling cost incurred by the Lender for such purchase.

26.3	Neither the Lender nor any Receiver shall be liable to the Borrower for any loss resulting from any fluctuation in exchange rates before or after the exercise of the foregoing powers.

26.4	No payment to the Lender (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Borrower in respect of which it was made unless and until the Lender shall have received payment in full in the currency in which such obligation or liability was incurred and to the extent that the amount of any such payment shall, on actual conversion into such currency, fall short of such obligation or liability actual or contingent expressed in that currency the Lender shall have a further separate cause of action against the Borrower, shall be entitled to enforce the security constituted by this Debenture to recover the amount of the shortfall and such amount will bear interest in accordance with Clause 3 (Interest) from the date of payment by the Lender until the date of reimbursement.

27.	SET-OFF

The Borrower agrees the Lender may at, any time without notice or further demand notwithstanding any settlement of account or other matter whatsoever, combine or consolidate all or any of its then existing accounts wherever situate including any accounts in the name of the Lender or of the Borrower jointly with others (whether current, deposit, loan or of any other nature whatsoever whether subject to notice or not and whether in sterling or in any other currency) and set-off or transfer any sum standing to the credit of any one or more such accounts in or towards satisfaction of the Secured Liabilities. Where such combination, set-off or transfer requires the conversion of one currency into another, such conversion shall be calculated at the Exchange Rate for purchasing the currency for which the Borrower is liable, with the existing currency.

28.	ASSIGNMENT

Neither party may assign or transfer any of its rights under this Debenture in whole or in part without the consent of the other save that the Lender may assign to another member of its Group without restriction.

29.	WAIVERS

No failure or delay or other relaxation or indulgence on the part of the Lender to exercise any power, right or remedy shall operate as a waiver thereof nor shall any single or partial exercise or waiver of any power, right or remedy preclude its further exercise or the exercise of any other power, right or remedy.

30.	SEVERABILITY

Each of the provisions of this Debenture is distinct and severable from the others and if at any time one or more of such provisions is or becomes illegal, invalid or unenforceable the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

31.	NOTICES

31.1	Each party may give any notice, demand or other communication under or in connection with this Debenture by letter, telex, facsimile or comparable means of communication addressed to the other party at the address identified with its below. Any such communication will be deemed to be given as follows:

31.1.1	if personally delivered, at the time of delivery;

31.1.2	if by letter, at noon on the Business Day following the day such letter was posted (or in the case of airmail, seven days after the envelope containing the same was delivered into the custody of the postal authorities); and

31.1.3	if by telex, facsimile transmission or comparable means of communication during the business hours of the addressee then on the day of transmission, otherwise on the next following Business Day.

31.2	In proving such service it shall be sufficient to prove that personal delivery was made or that such letter was properly stamped first class, addressed and delivered to the postal authorities or that the telex was transmitted with a correct answerback or in the case of facsimile transmission or other comparable means of communication, that a confirming hard copy was provided promptly after transmission.

32.	LAW AND JURISDICTION

32.1	This Debenture shall be governed by and construed in accordance with English law.

32.2	The parties hereby agree that any legal action or proceedings arising out of or in connection with this Debenture is shall be brought in the High Court of Justice in England, irrevocably and unconditionally submits to the jurisdiction of such Court and the Borrower irrevocably designates, appoints and empowers Maclay Murray & Spens at present of 10 Foster Lane, London EC2V 6HR and the Lender irrevocably designates, appoints and empowers Credo Corporate Finance Limited at present of 33 Margaret Street, London WlG OJD to receive for it and on its behalf, service of process issued out of such Court in any such legal action or proceedings.

33.	COUNTERPARTS AND DELIVERY

33.1	This Debenture may be executed in any number of counterparts, each of which is an original, and which together constitute one and the same document.

33.2	If this Debenture is executed in more than one counterpart, this Debenture is deemed to be delivered and has effect when:

33.2.1	each party other than the Lender has executed a counterpart of this Debenture;

33.2.2	each party other than the Lender has handed over such counterpart to one of the other parties to this Debenture; and

33.2.3	each of the counterparts has been dated.

33.3	If this Debenture is not executed in more than one counterpart, this Debenture is deemed to be delivered and has effect when each party other than the Lender has executed this Debenture and this Debenture has been dated.

33.4	The execution (whether under hand or as a deed) or sealing of this Debenture by or on behalf of a party constitutes an authority to the solicitors or legal counsel acting for that party in connection with this Debenture, or any agent or employee of such solicitors or legal counsel, to deliver it as a deed on behalf of that party.

33.5	Each party to this Debenture agrees to be bound by this Debenture despite the fact that any other person which was intended to execute or to be bound does not do so or is not effectually bound and despite the fact that any Security Interest contained in this Debenture is terminated or becomes invalid or unenforceable against any other person whether or not such termination, invalidity, or unenforceability is known to the Lender.

IN WITNESS WHEREOF this Debenture has been executed and delivered as a deed on the date written at the beginning of this Debenture.

The Schedule - The Scheduled Property

EXECUTED and DELIVERED as a DEED	)
for and on behalf of	)
ASPACE SOLUTIONS LIMITED by:	)

Director

Director/Secretary

Notice details

Address:	Three Tuns House 109 Borough High Street London SE1 1NL

Fax No:	020 7744 6249

Telephone No:	020 7744 6248

Attention:	Paul Ryder

EXECUTED and DELIVERED as a DEED	) /s/ Steven Humphrey
for and on behalf of	)
ACTIVCARD CORP by:	)

Director

Director/Secretary

Notice details

Address: 6623 Dumbarton Circle, Fremont, California 94555, USA

Fax No: + 1 (0)510 574 0128

Telephone No: +1 (0)510 574 0100

Attention: Blair Geddes